Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RECORD RESULTS

FOR THIRD QUARTER 2017

Columbus, Ohio, November 3, 2017 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, today announced record results for the third quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Net revenue increased 31.0% to $295.2 million
•	Net income increased 4.0% to $12.0 million
•	Adjusted EBITDA* increased 33.2% to $39.3 million
•	Net income per diluted share increased 3.0% to $0.38
•	Adjusted net income per diluted share* increased 29.5% to $0.57
•	In July 2017, acquired Energy Savers an insulation installer in Kentucky and annual revenues of $2.0 million
•	In September 2017, acquired Red Rock Insulation, an insulation installer with locations in Nevada and Utah and annual revenues of $6.0 million
•	In September 2017, acquired Astro Insulation, an insulation installer with locations in Illinois and annual revenues of $7.0 million
•	In September 2017, acquired Protective Coating, an installer of level rock floors in Wisconsin with $1.5 million in annual revenues

Recent Developments

•	In October 2017, acquired A+ Insulation, LLC, an insulation installer in Kansas City and annual revenues of $3.8 million
•	In October 2017, acquired Building Solutions, LLC, an insulation installer in Oklahoma with annual revenues of approximately $2.0

“Record high sales for the 2017 third quarter benefitted from strong residential sales growth, the contribution of recent acquisitions, and a favorable revenue mix and pricing environment,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Hurricanes Harvey and Irma impacted sales in several Texas and Florida markets as a result of temporarily closing locations, and the effects the storms had on the public infrastructure and our customers’ jobsites within these geographies. The hurricanes also impacted profitability by reducing efficiency and productivity, as well as the direct costs associated with paying employees while our locations were closed, and the costs associated with preparing for and cleaning up the damage caused by the hurricanes.”

Mr. Edwards continued, “IBP continues to achieve higher year-over-year sales and earnings, as a result of the growth platform we have created, and the continued strength within the U.S. housing market. IBP continues to attract compelling acquisition opportunities and, since June of this year, we acquired five insulation companies representing a combined $20 million of annual revenues. Our pipeline of potential acquisitions remains strong. As we enter the fourth quarter, we continue to expect 2017 will be another year of record sales and earnings.”

Third Quarter 2017 Results Overview

For the third quarter of 2017, net revenue was $295.2 million, an increase of 31.0% from $225.4 million in the third quarter of 2016. On a same branch basis, despite the impacts of Hurricanes Harvey and Irma, net revenue improved 9.4% from the prior year quarter, with approximately 40% of the increase attributable to growth in the number of completed jobs, and the remainder achieved through price gains and more favorable customer and product mix. Same branch residential revenue increased 11.7% as compared to an 8.3% increase in total completions.

Gross profit improved 27.2% to $85.6 million from $67.3 million in the prior year quarter. Gross margin declined slightly to 29.0% compared to 29.8% in the prior year quarter, primarily due to the production disruptions Hurricanes Harvey and Irma had on efficiency and productivity, as well as a new stock-based compensation program for installers. Adjusted only for the recently introduced stock-based compensation program, gross margin would have been 29.2%*.

Selling and administrative expense, as a percentage of net revenue, was 19.1% compared to 19.8% in the prior year quarter. Adjusted selling and administrative expense, as a percentage of net revenue, improved 110 basis points to 18.3% from 19.4%*. Higher net revenue in the 2017 third quarter more than offset the higher costs needed to support the company’s growth.

Net income was $12.0 million, or $0.38 per diluted share, compared to $11.5 million, or $0.37 per diluted share in the prior year quarter. Adjusted net income was $18.3 million, or $0.57 per diluted share, compared to $13.9 million, or $0.44 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods.

Adjusted EBITDA was $39.3 million, a 33.2% increase from $29.5 million in the prior year quarter, largely due to higher sales. Adjusted EBITDA, as a percentage of net revenue, grew 20 basis points to 13.3%, compared to 13.1% in the prior year quarter. The company estimates that Hurricanes Harvey and Irma impacted Adjusted EBITDA by approximately $1.5 million to $2.0 million during the quarter, as a result of branch closings, and lost efficiency and productivity when branches reopened following the storms.

Conference Call and Webcast

The Company will host a conference call and webcast on November 3, 2017 at 9:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through December 3, 2017, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13672595.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest insulation installers for the residential new construction market and is also a diversified installer of complementary building products, including waterproofing, fire-stopping and fireproofing, garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to our financial model and seasonality, the impact of Hurricanes Harvey and Irma, demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings for the remainder of 2017. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net revenue	$295,193	$225,392	$833,058	$629,003
Cost of sales	209,612	158,132	590,377	444,909

Gross profit	85,581	67,260	242,681	184,094
Operating expenses
Selling	14,865	13,028	42,541	36,239
Administrative	41,657	31,504	122,679	92,677
Amortization	6,824	2,889	19,790	8,178

Operating income	22,235	19,839	57,671	47,000

Other expense
Interest expense	4,421	1,544	11,456	4,605
Other	83	23	366	248

Income before income taxes	17,731	18,272	45,849	42,147
Income tax provision	5,721	6,723	15,502	14,792

Net income	$12,010	$11,549	$30,347	$27,355

Other comprehensive income, net of tax:
Unrealized gain (loss) on cash flow hedge, net of tax (provision) benefit of ($21) and $30 for the three and nine months ended September 30, 2017, respectively	32	—	(45)	—

Comprehensive income	$12,042	$11,549	$30,302	$27,355

Basic and diluted net income per share	$0.38	$0.37	$0.96	$0.87

Weighted average shares outstanding:
Basic	31,659,503	31,323,600	31,632,400	31,294,596
Diluted	31,766,881	31,377,790	31,712,515	31,351,991

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$67,008	$14,482
Investments	25,114	—
Accounts receivable (less allowance for doubtful accounts of $4,846 and $3,397 at September 30, 2017 and December 31, 2016, respectively)	185,470	128,466
Inventories	44,074	40,229
Other current assets	19,599	9,214

Total current assets	341,265	192,391
Property and equipment, net	78,045	67,788
Non-current assets
Goodwill	153,660	107,086
Intangibles, net	140,714	86,317
Other non-current assets	9,969	8,513

Total non-current assets	304,343	201,916

Total assets	$723,653	$462,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$15,550	$17,192
Current maturities of capital lease obligations	6,044	6,929
Accounts payable	82,329	67,921
Accrued compensation	25,975	18,212
Other current liabilities	23,703	19,851

Total current liabilities	153,601	130,105
Long-term debt	328,295	134,235
Capital lease obligations, less current maturities	7,509	8,364
Deferred income taxes	13,755	14,239
Other long-term liabilities	23,135	21,175

Total liabilities	526,295	308,118

Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common Stock; $0.01 par value: 100,000,000 authorized, 32,524,934 and 32,135,176 issued and 31,862,561 and 31,484,774 shares outstanding at September 30, 2017 and December 31, 2016, respectively	325	321
Additional paid in capital	172,206	158,581
Retained earnings	37,641	7,294
Treasury Stock; at cost: 662,373 and 650,402 shares at September 30, 2017 and December 31, 2016, respectively	(12,769)	(12,219)
Accumulated other comprehensive loss	(45)	—

Total stockholders' equity	197,358	153,977

Total liabilities and stockholders' equity	$723,653	$462,095

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities
Net income	$30,347	$27,355
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	20,732	17,240
Amortization of intangibles	19,790	8,178
Amortization of deferred financing costs and debt discount	768	282
Provision for doubtful accounts	2,208	1,960
Write-off of debt issuance costs	1,201	286
Gain on sale of property and equipment	(329)	(218)
Noncash stock compensation	4,750	1,531
Deferred income taxes	—	708
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(24,636)	(17,878)
Inventories	68	(3,158)
Other assets	695	4,727
Accounts payable	2,665	3,879
Income taxes payable/receivable	(10,167)	3,652
Other liabilities	5,249	6,033

Net cash provided by operating activities	53,341	54,577

Cash flows from investing activities
Purchases of investments	(25,195)	—
Purchases of property and equipment	(22,947)	(19,169)
Acquisitions of businesses, net of cash acquired of $247 and $0, respectively	(130,994)	(36,427)
Proceeds from sale of property and equipment	682	523
Other	(1,845)	—

Net cash used in investing activities	(180,299)	(55,073)

Cash flows from financing activities
Proceeds from revolving line of credit under credit agreement applicable to respective period	—	37,975
Payments on revolving line of credit under credit agreement applicable to respective period	—	(37,975)
Proceeds from term loan under credit agreement applicable to respective period	300,000	100,000
Payments on term loan under credit agreement applicable to respective period	(97,000)	(50,625)
Proceeds from delayed draw term loan under credit agreement applicable to respective period	112,500	12,500
Payments on delayed draw term loan under credit agreement applicable to respective period	(125,000)	(50,000)
Proceeds from vehicle and equipment notes payable	15,817	16,310
Debt issuance costs	(8,175)	(1,238)
Principal payments on long term debt	(7,201)	(4,055)
Principal payments on capital lease obligations	(5,583)	(6,596)
Acquisition-related obligations	(3,434)	(2,732)
Surrender of common stock awards by employees	(550)	(836)
Purchase of remaining interest in subsidiary	(1,890)	—

Net cash provided by financing activities	179,484	12,728

Net change in cash	52,526	12,232
Cash at beginning of period	14,482	6,818

Cash at end of period	$67,008	$19,050

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$9,733	$3,904
Income taxes, net of refunds	26,292	10,428
Supplemental disclosure of noncash investing and financing activities
Common stock issued for acquisition of business	10,859	—
Vehicles capitalized under capital leases and related lease obligations	4,073	2,956
Seller obligations in connection with acquisition of businesses	3,759	2,849
Unpaid purchases of property and equipment included in accounts payable	1,108	2,140

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Adjusted Gross Profit measure performance by adjusting EBITDA, GAAP net income and gross profit, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net (loss) income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net (loss) income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow (used in) provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income, as reported	$12,010	$11,549	$30,347	$27,355
Adjustments for adjusted net income:
Write-off of capitalized loan costs	—	—	1,201	286
Share based compensation expense	2,179	361	4,749	1,531
Acquisition related expenses	926	508	2,273	1,331
Amortization expense [1]	6,824	2,889	19,790	8,178
Tax impact of adjusted items at normalized tax rate [2]	(3,674)	(1,390)	(10,365)	(4,191)

Adjusted net income	$18,265	$13,917	$47,995	$34,490

Weighted average shares outstanding (diluted)	31,766,881	31,377,790	31,712,515	31,351,991

Diluted net income per share, as reported	$0.38	$0.37	$0.96	$0.87
Adjustments for adjusted net income, net of tax impact, per diluted share [3]	0.19	$0.07	0.56	0.23

Diluted adjusted net income per share	$0.57	$0.44	$1.51	$1.10

[1]	Addback of all non-cash amortization resulting from business combinations
[2]	Normalized tax rate of 37.0% applied to each period in 2017 and 2016
[3]	Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Gross profit	$85,581	$67,260	$242,681	$184,094
Share based compensation expense	507	—	507	—

Adjusted gross profit	$86,088	$67,260	$243,188	$184,094

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Selling Expense	$14,865	$13,028	$42,541	$36,239
Administrative Expense	41,657	31,504	122,679	92,677

Selling and Administrative	$56,522	$44,532	$165,220	$128,916

Share based compensation expense	1,672	361	4,242	1,531
Acquisition related expenses	926	508	2,273	1,331

Adjusted Selling and Administrative	$53,924	$43,663	$158,705	$126,054

Adj. Selling and Administrative - % Total Revenue	18.3%	19.4%	19.1%	20.0%

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Adjusted EBITDA:
Net income (GAAP)	$12,010	$11,549	$30,347	$27,355
Interest expense	4,421	1,544	11,456	4,605
Provision for income taxes	5,721	6,723	15,502	14,792
Depreciation and amortization	14,074	8,849	40,522	25,418

EBITDA	36,226	28,665	97,827	72,170

Acquisition related expenses	926	508	2,273	1,331
Share based compensation expense	2,179	361	4,749	1,531

Adjusted EBITDA	$39,331	$29,534	$104,849	$75,032

Adjusted EBITDA margin	13.3%	13.1%	12.6%	11.9%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Period-over-period Growth
Sales Growth	31.0%	24.1%	32.4%	33.5%
Same Branch Sales Growth	9.4%	12.2%	9.9%	17.6%

Single-Family Sales Growth	18.3%	21.6%	17.5%	30.9%
Single-Family Same Branch Sales Growth	7.2%	9.7%	7.2%	15.8%

Residential Sales Growth	25.6%	23.5%	25.8%	33.0%
Residential Same Branch Sales Growth	11.7%	12.1%	11.4%	17.5%

U.S. Housing Market[1]
Single-Family Completions Growth	7.2%	12.1%	8.9%	13.1%
Total Completions Growth	8.3%	2.7%	10.9%	7.6%

Same Branch Sales Growth
Volume Growth	3.7%	7.4%	5.7%	10.2%
Price/Mix Growth	5.7%	4.8%	4.2%	7.4%

[1]	U.S. Census Bureau data, as revised

INSTALLED BUILDING PRODUCTS, INC.

COMPONENTS OF INCREASE IN REVENUE AND ADJUSTED EBITDA

(unaudited, in thousands)

	Three months ended September 30,				Nine months ended September 30,
	2017	% Total	2016	% Total	2017	% Total	2016	% Total
Revenue Increase

Same Branch	$21,094	30.2%	$22,151	50.6%	$62,287	30.5%	$83,112	52.7%
Acquired	48,706	69.8%	21,662	49.4%	141,768	69.5%	74,671	47.3%

Total	$69,800	100.0%	$43,813	100.0%	$204,054	100.0%	$157,783	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA

Same Branch	$3,352	15.9%	$4,318	19.5%	$9,749	15.7%	$18,928	22.8%
Acquired	6,445	13.2%	2,777	12.8%	20,069	14.2%	8,424	11.3%

Total	$9,797	14.0%	$7,095	16.2%	$29,818	14.6%	$27,352	17.3%